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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Harbor Acquisition Corporation

We hereby consent to the use in the Prospectus constituting part of Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-126300) of our report dated March 23, 2006, except for the first paragraph of Note 6, as to which the date is April 14, 2006, on the financial statements of Harbor Acquisition Corporation as of December 31, 2005 and for the period from June 20, 2005 (date of inception) to December 31, 2005 which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

April 14, 2006

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM